Sub-Item 77Q1(e)

Copies of new or amended Registrant investment advisory contracts

33-63212, 811-7736

Investment Advisory Agreement for Janus Aspen Global Unconstrained Bond Subsidiary, Ltd, dated May 30, 2017, is incorporated herein by reference to Exhibit (d)(13) to Post-Effective Amendment No. 83 to Janus Aspen Series registration statement on Form N-1A, filed on February 12, 2018, accession number 0001193125-18-039980 (File No. 33-63212).

Form of Investment Advisory Agreement for Janus Henderson Global Bond Portfolio is incorporated herein by reference to Exhibit (d)(16) to Post-Effective Amendment No. 83 to Janus Aspen Series registration statement on Form N-1A, filed on February 12, 2018, accession number 0001193125-18-039980 (File No. 33-63212).